UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, the Board of Directors of The Goodyear Tire & Rubber Company (the “Company”) approved the adoption of the Executive Annual Incentive Plan (the “EAIP”), effective as of January 1, 2019.

The EAIP authorizes annual and other short-term cash awards for officers and other key employees of the Company and will be administered by the Compensation Committee of the Board of Directors.

Any employee of the Company or any of its subsidiaries, including any officer of the Company, selected by the Compensation Committee is eligible to receive an award under the EAIP. Subject to the limitations specified in the EAIP, the selection of participants and the nature and size of awards, including the performance objectives, performance periods and related payout formulae for such awards, will be wholly within the discretion of the Compensation Committee. The performance objectives may relate to the performance of the Company or a subsidiary, division, business unit, department, region or function, or to the performance of an individual participant, and may be measurable, subjective or relative to the performance of other entities. To be eligible for payment of an award for a performance period, a participant must remain employed with the Company or a subsidiary through the last day of that performance period, except upon death, disability or retirement or unless otherwise provided by the Compensation Committee. The Compensation Committee may allow certain participants to defer payment of an award into deferred stock units issued pursuant to the Company’s equity compensation plans. Such deferrals will result in the grant of additional deferred stock units, representing a 20% increase in the amount to be deferred and which is subject to a one-year vesting period. Such deferred stock units will generally be converted into common stock of the Company on March 31 of the fourth year following the end of the applicable performance period.

The EAIP will replace the Management Incentive Plan, which covers certain executive officers, and the Performance Recognition Plan, which covers all other officers and salaried bonus-eligible employees. Those plans will be terminated as of January 1, 2019, except with respect to then outstanding awards thereunder.

It is anticipated that all 14 Board-appointed officers of Goodyear will receive awards under the EAIP and approximately 900 other employees of Goodyear and its subsidiaries will participate in the EAIP.

The foregoing description of the EAIP is qualified in its entirety by reference to the provisions of the EAIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

10.1	The Goodyear Tire & Rubber Company Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: December 10, 2018	By	/s/ David L. Bialosky
Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary